EXHIBIT 99.1

FOR:	PW Eagle, Inc.
1550 Valley River Drive
Eugene, OR 97440
(Nasdaq-NMS: “PWEI”)

CONTACT:	Scott Long
Chief Financial Officer, PW Eagle, Inc.
541-343-0200

PW EAGLE, INC. COMPLETES $18.75 MILLION

EQUITY PRIVATE PLACEMENT FINANCING

Eugene, OR, December 6, 2005 – PW Eagle, Inc. (Nasdaq: PWEI) today announced that it has completed a transaction, the terms of which were negotiated last week, with 10 institutional investors for the private placement of 1 million shares of its common stock at a per share price of $18.75 together with warrants for the purchase of an additional 300,000 shares of common stock. Craig-Hallum Capital Group, LLC acted as the sole placement agent in this transaction. PW Eagle received gross proceeds from the transaction of $18.75 million and expects to receive net proceeds of approximately $17.5 million. PW Eagle intends to use the net proceeds from the transaction to continue to deleverage its balance sheet.

The warrants are exercisable at $27.00 per share until 2010. As part of the transaction, the Company has 30 days from the closing date of the transaction, December 6, 2005, to file a registration statement for the resale of the shares and 90 days subsequent to the closing date to have the registration statement go effective.

The shares of common stock and warrants have not been registered under the Securities Act, or any state securities laws, and were sold in a private transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The shares of common stock, including the shares of common stock underlying the warrants, may not be reoffered or resold in the United States unless the re-offer or resale is registered or unless exemptions from the registration requirements of the Securities Act and applicable state laws are available. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale by the investors of the privately placed common stock, including the common stock issuable upon exercise of the investor and placement agent warrants.

The Company re-affirmed its previously announced guidance that it expects to generate earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the fourth quarter of at least $80 million. The Company continues to expect full year 2005 earnings per fully diluted share to be at least $4.50. Due to the increased number of outstanding shares, fourth quarter earnings per fully diluted share are now expected to be at least $3.55.

B.	Forward-Looking Statements

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION AND ACTUAL RESULTS MAY DIFFER

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are “forward-looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made in this press release, which relate to the private placement of the Company’s equity securities, the anticipated net proceeds from the sale, the anticipated use of the net proceeds from the sale, and the expected impact of the transaction on the Company’s earnings per share, involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. Actual results could differ if general economic pressures or unforeseen business purposes force the Company to reconsider the manner in which the net proceeds from the transaction are used, if expenses from the offering exceed anticipated levels, or if management’s assumptions regarding the dilutive impact of the transaction prove to be incorrect. It is not possible to foresee or identify all factors that could cause actual results to differ from expected results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potentially inaccurate assumptions. We undertake no obligation to update “forward-looking” statements.

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